Exhibit 10.13

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into by and between Rev Renewables Ops, LLC, a Delaware limited liability company (the “Company”) and Christopher Shugart (“Employee”).

WHEREAS, Employee was employed by the Company, and served as Senior Vice President, Construction and Operations of the Company, REV Renewables, LLC and its subsidiaries (“REV Renewables”) pursuant to the terms of that certain letter agreement dated April 1, 2021 by and between the Company (as the assignee of LS Power Development, LLC (“LS Power”) and Employee (the “Offer Letter”);

WHEREAS, Employee’s employment with the Company ended without cause as of February 4, 2022 (the “Separation Date”);

WHEREAS, Employee and the Company wish for Employee to receive certain severance benefits as set forth in this Agreement, conditioned upon Employee’s entry into, and non-revocation of, this Agreement in the time provided to do so, and satisfaction of the terms herein; and

WHEREAS, the parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment, the end of such employment or under the Offer Letter.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the parties hereby agree as follows:

1.    Separation from Employment; Deemed Resignations.

(a)    Employee and the Company acknowledge and agree that Employee’s employment with the Company ended as of the Separation Date such that, as of the Separation Date, Employee was no longer employed by the Company or any other Company Party.

(b)    Employee acknowledges and agrees that, effective as of the Separation Date, Employee ceased to serve and is deemed to have automatically resigned, to the extent applicable: (a) as an officer of the Company and each affiliate of the Company for which Employee served as an officer; and (b) from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which the Company or any other affiliate of the Company holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Employee served as the Company’s or such other affiliate’s member’s designee or other representative. For the avoidance of doubt, as of the Separation Date, Employee no longer held any officer, director, manager, or other positions with any Company Party.

2.    Severance Benefits. Provided that Employee (1) executes this Agreement on or after the Separation Date and returns it to the Company, care of Jennifer Moore, Chief Human Resources Officer (e-mail: jmoore@revrenewables.com), so that it is received by Ms. Moore no later than the close of business on February 25, 2022, and does not revoke his acceptance of this Agreement pursuant to Section 6(d); and (2) honors each of Employee’s commitments set forth herein, then:

(i)

The Company shall provide Employee: (x) a total severance payment equal to $267,750, which represents 9 months’ worth of Employee’s base salary in effect immediately prior to the Separation Date (the “Severance Payment”), which Severance Payment will be paid in substantially equal installments on the Company’s regular semi-monthly payment dates during the 9-month period that follows the Separation Date; provided, however, the first installment of the Severance Payment shall be made to Employee on the Company’s first payroll date after the expiration of the Release Revocation Period (as defined below) and such first installment shall include (without interest) the number of installments of the Severance Payment that would have been paid to Employee had Employee received such payments on the Company’s semi-monthly pay dates between the Separation Date and such payment date;

(ii)

On each of December 31, 2022 and December 31, 2023, the Company will make or cause to be made to Employee a payment of $111,895, which payments represent the entirety of any remaining payments described as the “Special Payment” in the Offer Letter to which Employee could be entitled (such amount, the “Special Payment”); and

(iii)

For the portion, if any, of the 9-month period following the Separation Date (the “Reimbursement Period”) that Employee elects to continue coverage for Employee and Employee’s spouse and eligible dependents, if any, under the Company’s group health plans pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), subject to the Employee’s timely submission of applicable documentation as described herein, the Company shall promptly pay on Employee’s behalf on a monthly basis the premium amount required to effect and continue such coverage (the “COBRA Benefit”). Each payment of the COBRA Benefit shall be paid directly to the provider of such COBRA coverage, and will be taxable to the Employee in accordance with applicable law. Employee shall be eligible to receive the COBRA Benefit until the earliest of: (i) the last day of the Reimbursement Period; (ii) the date Employee is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which Employee becomes eligible to receive coverage under a group health plan sponsored by another employer (and any such eligibility shall be promptly reported to the Company by Employee); provided, however, that the election of COBRA continuation coverage shall remain Employee’s sole responsibility. The Company may cease making such payments to the extent required to avoid any adverse consequences to Employee or the Company under either Section 105(h) of the Code or the Patient Protection and Affordable Care Act of 2010, and, to the extent such payments would not cause any such adverse consequences, the Company shall in lieu thereof provide to Employee (or Employee’s designated beneficiary or legal representative, if applicable) a taxable monthly payment in an amount equal to the portion of the monthly COBRA premium that the Company would otherwise be required to pay under this section for Employee’s COBRA coverage, which payment will continue until the end of the subsidized COBRA continuation period otherwise prescribed in this section. The existence and duration of Employee’s rights and/or the COBRA rights of any of Employee’s eligible dependents will be determined in accordance with Section 4980B of the Code.

3.    Receipt of All Leaves and Compensation. Employee expressly acknowledges and agrees that Employee is not entitled to the Severance Payment, Special Payment, or COBRA Benefit (or any portion thereof) but for his entry into this Agreement and satisfaction of the terms herein. Employee further acknowledges and agrees that, as of the date he signs this Agreement, he has received all leaves (paid and unpaid) that he has been entitled to receive from each Company Party and that he has been paid all wages, bonuses, compensation and other sums that he is owed or has been owed by each Company Party, including all payments arising out of all incentive plans and any other bonus or contractual arrangements, including the Offer Letter. Employee expressly acknowledges and agrees that Employee is not eligible to receive any severance pay or benefits other than as set forth herein, and (with the exception, if still unpaid, of any base salary for the pay period in which the Separation Date occurred), the Company and each other Company Party have fully and finally satisfied all payment, bonus, award, and other compensation obligations that they have had and that they may ever have to Employee. For the avoidance of doubt, Employee expressly acknowledges and agrees that: (i) the consideration described in Section 2 above is consideration to which he was not entitled but for his entry into this Agreement, and (ii) with the exception of any payments set forth in Section 2 above (which payments are subject to the conditions described in Section 2 above), Employee has no entitlement to any remaining payments, awards, compensation or benefits from any Company Party (including pursuant to the Offer Letter and Exhibit A thereof).

4.    Release of Claims.

(a)    Employee hereby forever releases and discharges the Company, Rev Renewables, LS Power, each of their respective predecessors, successors, subsidiaries, assigns or affiliated entities, along with each of the foregoing entities’ respective past, present, and future owners, affiliates, subsidiaries, stockholders, partners, officers, directors, members, managers, employees, agents, attorneys, predecessors, successors, administrators, fiduciaries, insurers and benefit plans and the trustees, administrators and fiduciaries of such plans, in their personal and representative capacities (collectively, the “Company Parties” and each a “Company Party”) from, and Employee hereby waives, any and all claims, demands, liabilities and causes of action of any kind that Employee has or could have, whether known or unknown, whether statutory or common law or at law or in equity, including any claim for salary, benefits, payments, awards, expenses, costs, damages, penalties, compensation, remuneration, contractual entitlements, and all claims, demands, liabilities or causes of action relating to his employment relationship with any Company Party, the termination of such employment relationship, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executed this

Agreement, including (i) all claims arising under or for any alleged violation of: (A) the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act); (B) Title VII of the Civil Rights Act of 1964; (C) the Civil Rights Act of 1991; (D) Sections 1981 through 1988 of Title 42 of the United States Code; (E) the Employee Retirement Income Security Act of 1974; (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the National Labor Relations Act; (I) the Occupational Safety and Health Act; (J) the Family and Medical Leave Act of 1993; (K) the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (L) the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (M) any other local, state or federal anti-discrimination or anti-retaliation law; and (N) any other local, state or federal law, regulation or ordinance; (ii) all claims arising from or for any alleged violation of any public policy, contract, tort, or common law, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in the matters referenced herein; (iv) all claims, whether direct or derivative, arising from any claim arising from being or claiming to be a shareholder in any Company Party; and (v) any and all claims Employee may have arising under or arising as the result of any alleged breach of the Offer Letter, or any other contract, incentive compensation plan or agreement, or other equity-based compensation plan or agreement with any Company Party (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for the consideration received by him through this Agreement, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b)    Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Securities and Exchange Commission, any agency Inspector General, or any other federal, state, or local agency governing employee rights or other governmental agency, or participating in (or cooperating with) any investigation or proceeding conducted by any governmental agency; however, Employee understands and agrees that, to the fullest extent permitted by law, he is waiving any and all rights to recover any monetary or personal relief or recovery from any Company Party as a result of any governmental agency proceeding or subsequent legal actions.

(c)    Nothing herein waives Employee’s right to receive an award for information provided to a governmental agency. Further, in no event shall the Released Claims include (i) any claim which arises after the date this Agreement is executed by Employee, (ii) any claim to enforce Employee’s rights under this Agreement, (iii) any claim that cannot be released as a matter of law, or (iv) unpaid salary for the Company’s pay period in which the Separation Date occurred. Nothing herein releases Employee’s right to seek workers’ compensation or unemployment insurance benefits.

(d)    In entering into this Agreement, Employee expressly represents that he has not: (i) breached any fiduciary duty to the Company or any other Company Party, (ii) violated any Company Party policy or code of conduct, or (iii) engaged in any crime or other unlawful act with respect to any Company Party or in the course of his performing services for or on behalf of any Company Party. In express reliance on Executive’s representations set forth herein, including the representations in this Section 4(d), and so long as such representations are accurate, the Company (on its own behalf and on behalf of its affiliates), hereby forever releases and discharges Employee and Employee’s heirs from, and hereby waives, any and all claims, demands, liabilities and causes of action of any kind that the Company or its affiliates could have, whether known or unknown, whether statutory or common law or at law or in equity, including any claim for expenses, costs, damages, penalties, indemnity, or causes of action arising out of Employee’s employment relationship, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Company executed this Agreement. For the avoidance of doubt, the claims released in this Section 4(d) above do not include any claims that may first arise after the time that the Company executes this Agreement.

5.    Representations Regarding Claims. Employee represents, warrants and agrees that, as of the time that he executes this Agreement, he has not brought or joined any claims, appeals, complaints, charges or lawsuits against any Company Party in any court or before any government agency or arbitrator with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time that Employee signs this Agreement. Employee further represents and warrants that he has made no assignment, sale, delivery, transfer or conveyance of any rights he has asserted or may have against any of the Company Parties with respect to any Released Claim.

6.    Additional Acknowledgments and Rights. Employee acknowledges that:

(a)    Employee has carefully read this Agreement.

(b)    Employee has been advised, and hereby is advised in writing, to seek legal counsel and consult with an attorney before signing this Agreement, and Employee represents that he has had adequate opportunity to do so.

(c)    Employee has been given at least twenty-one (21) days to review and consider this Agreement. If Employee signs this Agreement before the expiration of twenty-one (21) days after his receipt of this Agreement, he has knowingly and voluntarily waived any longer consideration period than the one provided to him. No changes (whether material or immaterial) to this Agreement shall restart the running of this twenty-one (21) day period.

(d)    Employee has seven (7) days after signing this Agreement to revoke it (such seven (7)-day period is referred to as the “Release Revocation Period”). This Agreement will not become effective or enforceable until the Release Revocation Period has expired without Employee exercising his revocation right. Any notice of revocation of the Agreement is effective only if such revocation is in writing and received by the Company, care of Jennifer Moore, Chief

Human Resources Officer (e-mail: jmoore@revrenewables.com), on or before the expiration of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, then no consideration shall be provided to Employee pursuant to Section 2 and the releases of claims set forth in Section 4 shall be of no force or effect, and all remaining provisions of this Agreement shall remain in full force and effect.

(e)    Employee agrees and acknowledges that he is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled.

(f)    Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this document; and Employee is signing this Agreement knowingly, voluntarily and of his own free will, and understands and agrees to each of the terms of this Agreement.

(g)    No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that he enters into this Agreement with full understanding of the tax and legal implications thereof.

7.    Non-Disparagement. Employee agrees not to directly or indirectly disparage any Company Party or otherwise take any action which could reasonably be expected to adversely affect the personal, professional or business reputation of any Company Party. The Company agrees, within ten (10) days after the date that all parties have executed this Agreement, to instruct its directors and executive officers not to directly or indirectly disparage Employee or otherwise take any action which could reasonably be expected to adversely affect the personal, professional or business reputation of any Employee. This section will not prohibit either party or any other person from making any disclosure required by law, engaging in the legal process, or providing truthful testimony or making truthful statements in response to a subpoena or in any legal proceeding (including in any arbitration proceeding).

8.    Post-Separation Assistance. Employee agrees to cooperate fully with the Company Parties regarding any matter, event, or issue relating to Employee’s employment with the Company or Employee’s employment, engagement, or affiliation with any other Company Party. Employee acknowledges and agrees that such cooperation shall include, without limitation, being available to meet with any of the Company Parties or their representatives; providing truthful affidavits, declarations, and testimony; and assisting with any audit, inspection, or other inquiry. In seeking Employee’s cooperation in conformance with this paragraph, the Company agrees to do so in a reasonable manner that avoids disruptions to Employee’s affairs that are unduly burdensome. To the extent Employee incurs any reasonable expenses or other out-of-pocket costs that are pre-approved in writing by the Company in connection with providing post separation assistance and/or cooperation under this Section 8, the Company agrees to timely reimburse Employee for such expenses or costs; provided, however, Employee shall submit documentation in a form reasonably acceptable to the Company evidencing such expenses or costs within ten (10) days of the date that they are incurred. The Company will provide the applicable reimbursement within thirty (30) days of its receipt of such documentation.

9.    Confidentiality and Non-Disclosure.

(a)    In the course of Employee’s employment with the Company and, prior to employment with the Company, with an affiliate of LS Power, Employee was provided, and Employee had access to, Confidential Information (as defined below). Employee agrees that, except as expressly permitted by this Agreement or by written directive of an authorized representative of the Company, Employee shall not disclose any Confidential Information to any person or entity and shall not use any Confidential Information for Employee’s own (or any other person’s) purposes, except for the benefit of the Company, Rev Renewables, or their designated affiliate.

(b)    Employee represents that he has returned to the Company all documents (including electronically stored information) and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information and any other Company Party property (including any Company Party-issued computer, mobile device or other equipment) that has been in Employee’s possession, custody or control.

(c)    All trade secrets, non-public information, competitively valuable information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether copyrightable works or not, whether patentable or not, observations and data, that have been conceived, made, developed or acquired by or disclosed to Employee, individually or in conjunction with others, during the period that Employee has been employed or engaged by, or affiliated with, the Company or any other Company Party (whether during business hours or otherwise and whether on the Company’s premises or otherwise) that relate to any of the Company’s, Rev Renewable’s, LS Power’s, or any of their respective affiliates’ businesses or properties, products or services (including all such information relating to corporate opportunities, operations, future plans, methods of doing business, business plans, strategies for developing business and market share, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or acquisition targets or their requirements, the identity of investors, key contacts within customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) is defined as “Confidential Information.” For purposes of this Agreement, Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of a disclosure or wrongful act of or through Employee or any of his agents.

(d)    Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict Employee from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Executive from any such governmental authority (including the U.S. Securities and Exchange Commission); (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; (B) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal. Nothing in this Agreement requires Employee to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify the Company that he has engaged in any such conduct.

10.    No Waiver. No failure by any party at any time to give notice of any breach by the other parties of, or to require compliance with any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

11.    Applicable Law; Dispute Resolution.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of law principles thereof.

(b)    With respect to any claim or dispute related to or arising under this Agreement, the parties hereby consent to the arbitration provisions of Section 11 (c) below and recognize and agree that should any resort to a court be necessary and permitted under this Agreement, then they consent to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in New York County, New York. The parties acknowledge and agree that they have voluntarily chosen the governing law, jurisdiction, forum and venue set forth herein and that such law, jurisdiction, forum, and venue reasonably relates to the subject matter of this Agreement, and the parties hereby waive any argument of forum inconveniens with respect to the jurisdiction, forum and venue set forth herein.

(c)    Subject to Sections 11(d) and 11(f) below, any dispute, controversy or claim between Employee and any Company Party will be finally settled by arbitration in New York County, New York in accordance with the then-existing rules of the American Arbitration Association (“AAA”). The arbitration award shall be final and binding on the Parties. Any arbitration conducted under this Section 11 shall be private and kept confidential, and shall be heard by a single arbitrator (the “Arbitrator”) selected in accordance with the then-applicable rules of the AAA. The Arbitrator shall expeditiously hear and decide all matters concerning the dispute. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power to (i) gather such materials, information, testimony and evidence as the Arbitrator deems relevant to the dispute before him or her (and each Party will provide such materials, information, testimony and evidence requested by the Arbitrator), and (ii) grant injunctive relief and enforce specific performance. All disputes shall be arbitrated on an individual basis, and each party hereby foregoes and waives any right to arbitrate any dispute as a class action or collective action or on a consolidated basis or in a representative capacity on behalf of other persons or entities who are claimed to be similarly situated, or to participate as a class member in such a proceeding. The decision of the Arbitrator shall be reasoned, rendered in writing, be final and binding upon the disputing parties and the parties agree that judgment upon the award may be entered by any court of competent jurisdiction. This Section 11(c) shall be subject to the Federal Arbitration Act, 9 U.S.C. § 1 et seq.

(d)    Notwithstanding Section 11(c), either party may make a timely application for, and obtain, judicial emergency or temporary injunctive relief to enforce any of the provisions of Sections 7 through 9 above; provided, however, that the remainder of any such dispute (beyond the application for emergency or temporary injunctive relief) shall be subject to arbitration under Section 11(c).

(e)    By entering into this Agreement and entering into the arbitration provisions of this Section 11, THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVING THEIR RIGHTS TO A JURY TRIAL.

(f)    Nothing in Section 11(c) shall prohibit a Party to this Agreement from instituting litigation to enforce any arbitration award. Further, nothing in Section 11(c) precludes Employee from filing a charge or complaint with a federal, state or other governmental administrative agency.

12.    Interpretation. In this Agreement, (a) the use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter; (b) references to Sections refer to Sections of this Agreement; (c) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, and not to any particular subdivision unless expressly so limited; (d) references in any Section to any clause means such clause of such Section; (e) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, restated or otherwise modified (including any waiver or consent) and in effect from time to time in accordance with the terms thereof; (f) reference to any law means such law as amended, modified, codified, reenacted or replaced and in effect from time to time; and (g) references to “or” shall be interpreted to mean “and/or”. The Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

13.    Severability. To the extent permitted by applicable law, the Company and Employee hereby agree that any term or provision of this Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.

14.    Withholding of Taxes and Other Employee Deductions. The Company may withhold from all payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

15.    Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

16.    Third-Party Beneficiaries; Assignment. Each Company Party that is not a signatory hereto shall be an intended third-party beneficiary of Employee’s covenants, representations, and release of claims set forth in this Agreement and shall be entitled to enforce and rely on such covenants, representations, and release as if a party hereto. The Company has the right to assign this Agreement, including to any successor, but Employee does not. This Agreement inures to the benefit of the successors and assigns of the Company, who are intended third party beneficiaries of this Agreement.

17.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with regard to the subject matters hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and the Company with regard to the subject matter hereof; provided, however, this Agreement complements and is in addition to (and does not replace or supersede) any obligations of Employee with respect to confidentiality, non-disclosure, protection of trade secrets, or return of property (regardless of whether such obligations arise from contract, common law, statute, or otherwise). This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Employee and the Company. For the avoidance of doubt, Employee acknowledges and agrees that this Agreement supersedes and replaces the Offer Letter, and he has no further or future rights pursuant to the Offer Letter.

18.    Further Assurances. Employee shall, and shall cause Employee’s affiliates, representatives, and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments, and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.

19.    Section 409A. This Agreement and the payments provided hereunder are intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent. For purposes of Section 409A, any installment payments shall each be treated as separate payments. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from or comply with the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have knowingly and voluntarily executed this Agreement, in each case, as of the dates set forth beneath their signature blocks below, effective for all purposes as provided above.

CHRISTOPHER SHUGART

/s/ Christopher Shugart
Christopher Shugart

Date:	2/11/22

REV RENEWABLES OPS, LLC

By:	/s/ Edward Sondey
Name:	Edward Sondey
Title:	Chief Executive Officer

Date:	2/16/22

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